UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2012

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Walkers Corporate Services Limited

Walker House, 87 Mary Street

George Town, Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive office)

Registrant’s telephone number, including area code: (345) 945-3727

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition of Assets.

On September 13, 2012, HLSS Holdings, LLC (“HLSS Holdings”), a wholly-owned subsidiary of Home Loan Servicing Solutions, Ltd. (“HLSS” or “we”), completed an acquisition from Ocwen Loan Servicing, LLC (“OLS”) of rights to receive servicing fees (“Rights to MSRs”) and related servicing advances for a servicing portfolio of subprime and Alt-A residential mortgage loans (the “Transaction”). This Transaction resulted in the acquisition by HLSS Holdings of Rights to MSRs with approximately $21.2 billion in unpaid principal balance of mortgage loans (“UPB”) as of September 12, 2012. The characteristics of these mortgage servicing assets are similar to those we previously acquired from OLS, and we expect this Transaction to be accretive to earnings.

The purchase price for the Transaction was approximately $793.0 million. To finance that amount, we used approximately $201.8 million in cash generated from the completion of an offering of our ordinary shares (as described below) and borrowed $591.2 million under an amended and restated servicing advance financing facility (as described below) against the $707.5 million in servicing advances associated with the Rights to MSRs. Within 90 days of the closing, the purchase price may be adjusted to reflect any adjustments in the calculation of the UPB of the underlying mortgage loans or servicing advance balances acquired in the Transaction.

We acquired these mortgage servicing assets from OLS pursuant to a Sale Supplement to the Master Servicing Rights Purchase Agreement we executed with OLS in connection our initial public offering. In addition to acquiring OLS’s right, title and interest to the Rights to MSRs and the associated servicing advances, we also committed to purchase servicing advances that arise under the related pooling and servicing agreements after the closing date. In return, OLS continues to service the related mortgage loans, receives a monthly base fee equal to 12% of the servicing fees collected in any given month, and retains any ancillary income (excluding investment income earned on any custodial accounts) payable to the servicer pursuant to the related pooling and servicing agreements. OLS also earns a monthly performance based incentive fee based on the servicing fees collected. If the targeted advance ratio in any month exceeds the predetermined level for that month set forth in the Sale Supplement and the Subservicing Supplement for the Transaction, any performance based incentive fee payable for such month will be reduced by an amount equal to 6.5% per annum of the amount of any such excess servicing advances.

The Sale Supplement and the Subservicing Supplement for the Transaction are governed by the Master Servicing Rights Purchase Agreement and the Master Subservicing Agreement, respectively. See “The Business—Description of the Purchase Agreement” and “—Description of the Subservicing Agreement” in our Prospectus dated September 6, 2012 for a more detailed description of the Master Servicing Rights Purchase Agreement and the Master Subservicing Agreement, respectively.

Item 2.03	Creation of a Direct Financial Obligation.

On September 13, 2012, in connection with the closing of the Transaction, HLSS Holdings amended and restated its outstanding servicing advance financing facility with Barclays Bank PLC through the execution of the following agreements:

•

a second amended and restated indenture (the “Base Indenture”) by and between HLSS Servicer Advance Receivables Trust (“Issuer”), Deutsche Bank National Trust Company (“DB”), HLSS Holdings, Ocwen Loan Servicing, LLC (“OLS”), Barclays Bank PLC (“Barclays”) and Wells Fargo Securities, LLC (“Wells Fargo”),

•	a series 2012-VF1 indenture supplement to the Base Indenture by and between the Issuer, DB, HLSS Holdings, OLS, and Barclays,

•	a series 2012-T1 indenture supplement to the Base Indenture by and between the Issuer, DB, HLSS Holdings, OLS, and Barclays,

•	a series 2012-MM1 indenture supplement to the Base Indenture by and between the Issuer, DB, HLSS Holdings, OLS, Barclays and Wells Fargo,

•	a second amended and restated receivables pooling agreement with HLSS Servicer Advance Facility Transferor, LLC (“Transferor”) and the Issuer, and

•	a second amended and restated receivables sale agreement with HLSS Holdings, OLS and Transferor.

These agreements are substantially similar to those described in “The Business—Description of Servicing Advance Facility Agreements and Advance Financing Facility” in our Prospectus dated September 6, 2012, with the following additional material features:

•	The Base Indenture is structured to allow the issuance of multiple series of notes with varying maturity dates and credit ratings ranging from AAA to BBB.

•	Pursuant to the series 2012-MM1 indenture supplement, a $265 million Rule 2a-7 money market eligible note with a one-year term and a fixed interest rate per annum of 0.65% has been issued.

•	Deferred servicing fees can now be included in the borrowing base as principal and interest advances for pooling and servicing agreements that meet certain conditions.

In addition, we executed a derivative agreement with a maturity of five years aimed to mitigate the impact of changes in variable interest rates on the excess of interest rate sensitive liabilities over interest rate sensitive assets.

Item 8.01	Other Events.

On September 12, 2012, HLSS closed its previously announced public offering of ordinary shares as well as the exercise in full by the underwriters of their option to purchase additional shares. The Company sold a total of 16,387,500 newly issued ordinary shares at a price to the public of $15.25 per share. The Company received net proceeds of approximately $235.9 million from the offering after deducting underwriting discounts and commissions and estimated offering expenses.

Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Merrill Lynch, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. acted as the joint book-running managers for the offering.

We expect to deploy the proceeds from our offering related to the underwriters’ option to purchase additional shares that were not deployed in the Transaction to purchase additional Rights to MSRs and related advances from OLS by the end of this month.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements made in this Current Report on Form 8-K reflect the company’s current views with respect to future events and performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. The company’s performance is also subject to factors identified in the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a)—(c) Not applicable.

(d) Exhibits:

10.1	Sale Supplement

10.2	Subservicing Supplement

10.3	Second Amended and Restated Indenture

10.4	Series 2012-VF1 Indenture Supplement

10.5	Series 2012-T1 Indenture Supplement

10.6	Series 2012-MM1 Indenture Supplement

10.7	Second Amended and Restated Receivables Pooling Agreement

10.8	Second Amended and Restated Receivables Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD. (Registrant)

By:	/s/ James E. Lauter
James E. Lauter Senior Vice President & Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

Date: September 13, 2012

5